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Exhibit 23.8

Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 11, 2014, with respect to the consolidated financial statements of Leicester One MA Solar, LLC as of December 31, 2013 and for the period from June 25, 2013 (date of inception) to December 31, 2013, included in the Registration Statement on Form S-1 and related Prospectus of Sol-Wind Renewable Power, LP for the registration of common units representing limited partnership interests.

/s/ Ernst & Young LLP
Hartford, Connecticut
December 18, 2014

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  Exhibit 23.8
Consent of Independent Auditors